Exhibit 4.1

NUMBER UNITS
U-[●]

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP: 31561T 201

FEUTUNE LIGHT ACQUISITION CORPORATION

UNITS CONSISTING OF ONE SHARE OF CLASS A COMMON STOCK, ONE
REDEEMABLE WARRANT TO PURCHASE ONE SHARE OF CLASS A COMMON STOCK AND ONE RIGHT TO RECEIVE ONE-TENTH OF ONE SHARE OF CLASS A COMMON STOCK

THIS CERTIFIES THAT is the owner of Units.

Each Unit (“Unit”) consists of one (1) share of Class A common stock, par value $0.0001 per share (“Common Stock”), of Feutune Light Acquisition Corporation, a Delaware corporation (the “Company”), one redeemable warrant (each, a “Warrant”) and one right (each, a “Right”). Each Warrant entitles the holder to purchase one (1) share (subject to adjustment) of Common Stock for $11.50 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) the Company’s completion of a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses (each a “Business Combination”), or (ii) twelve (12) months from the closing of the Company’s initial public offering, and will expire unless exercised before 5:00 p.m., New York City Time, on the date that is five (5) years after the date on which the Company completes its initial Business Combination, or earlier upon redemption or liquidation (the “Expiration Date”). Each Right entitles a holder to receive one-tenth (1/10) of one share of Common Stock upon the closing of a Business Combination. The Common Stock, Warrants and Rights comprising the Units represented by this certificate are not transferable separately prior to [ ], 2022, unless US Tiger Securities, Inc. elects to allow earlier separate trading, subject to the Company’s filing of a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the offering and issuing a press release announcing when separate trading will begin. The terms of the Warrants are governed by a Warrant Agreement, dated as of [ ], 2022, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. The terms of the Rights are governed by a Right Agreement, dated as of [ ], 2022, between the Company and Continental Stock Transfer & Trust Company, as Right Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement and the Right Agreement are on file at the office of the Warrant Agent at 1 State Street, 30th Floor, New York, NY 10004, and are available to any Warrant holder or Right holder, as applicable, on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

This certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

Witness the facsimile signature of its duly authorized officers.

Chief Executive Officer	Chief Financial Officer

FEUTUNE LIGHT ACQUISITION CORPORATION

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—		Custodian

TEN ENT	—	as tenants by the entireties			(Cust)		(Minor)

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common			under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

For value received, hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE).

In each case, as more fully described in the Company’s final prospectus dated [ ], 2022, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with the Company’s initial public offering only in the event that (i) the Company redeems the shares of Class A common stock sold in its initial public offering and liquidates because it does not consummate an initial business combination by [ ], 2023 (or at a later date, if extended), (ii) the Company redeems the shares of Class A common stock sold in its initial public offering in connection with a stockholder vote (x) to amend the Company’s amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of the Class A common stock if it does not consummate an initial business combination by [ ], 2023 or (y) with respect to any other provisions relating to stockholders’ rights or pre-initial business combination activity, or (iii) if the holder(s) seek(s) to redeem for cash his, her or its respective shares of Class A common stock in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks stockholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.

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